Exhibit 10.13

ADDENDUM # 1 TO CONVERTIBLE LOAN AGREEMENT

This Amendment and Addendum (the “Addendum”) is made with effect as of October 15, 2024 (the “Effective Date”) by and among Regentis Biomaterials Ltd., a company, incorporated under the laws of Israel (the “Company”) and the lenders identified in Schedule A attached hereto (each, a “Lender” and collectively, the “Lenders”). The Company and the Lenders shall each be referred to as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties have entered into that certain Convertible Loan Agreement as set out in Schedule A, as amended from time to time (the “Agreement”); and

WHEREAS, the Company desires to increase the Loan Amount from the Participating Lenders (as defined below) by an additional aggregate principal amount of US$ 450,000 (the “Additional Loan Amount”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that is in the best interest of the Company to obtain from Additional Loan Amount from the Participating Lenders, all on the terms and conditions more fully set forth herein; and

WHEREAS, the Participating Lenders are willing to lend the Additional Loan Amount to the Company upon the terms and conditions set forth herein; and

WHEREAS, the Parties wish to make certain amendments to the Agreement; and

WHEREAS, Section 14.1 of the Agreement provides that it may be amended in a written instrument executed by the Parties

NOW, THEREFORE, IT IS DECLARED AND AGREED AS FOLLOWS:

1.	Object of the Addendum.

Except as specifically modified in this Addendum, the provisions, terms, conditions and definitions in the Agreement shall remain in full force and effect and shall apply to this Addendum mutatis mutandis.

2.	Amendments to the Agreement.

2.1.	Section 1.2 of the Agreement shall be replaced with the following Section 1.2:

“1.2	Loan Interest.

1.2.1 the Lender’s Loan Amount of each Non-Participating Lender as provided to the Company shall bear, commencing as of July 1, 2024 and until the Maturity Date, an annual interest of eight percent (8%) to be added to such Lender’s Loan Amount.

1.2.2 the Lender’s Loan Amount of each Participating Lenders as provided to the Company shall bear, commencing as of March 31, 2025 and until the Maturity Date, an annual interest of eight percent (8%) to be added to such Lender’s Loan Amount.”

2.2.	Section 2.1 of the Agreement shall be replaced with the following new Section 2.1 (“Maturity Extension”):

“2.1	Maturity. Unless previously converted in accordance with the terms herein, the Loan Amount shall become fully due and payable in cash on August 31, 2025 (the “Maturity Date”). “

2.3.	Section 3.1 and Section 3.2 of the Agreement shall be deleted in their entirely and replaced with the following new Section 3.1 and Section 3.2:

“3.1	Unless previously converted or repaid, upon the earlier of (i) the consummation by the Company of a Qualified Round (as defined below); (ii) the consummation by the Company of a M&A Transaction (as defined below); (iii) the consummation by the Company of a Qualified IPO (as defined below, and each of a Qualified Round, a M&A Transaction, or an IPO, a “Qualifying Event”), or (iv) March 31, 2025 the aggregate Lender’s Amount of USD 900,000 as orginally provided by the Lenders, plus any accrued interest amout shall be automatically converted into 243,955 Ordinary A Shares, nominal value NIS 0.01 each of the Company (the “Ordinary Shares” and “Nominal Value”, respectively) based on a Company pre money valuation of US$ 5,150,000 on a Fully Diluted Basis (the “Company Capitalization”).

3.2	Unless previously converted or repaid, upon the earlier of (i) any Qualifying Event, or (ii) March 31, 2025, the aggregate Participating Lender’s Outstanding Debt (as defined below) shall be automatically converted into 221,456 ordinary shares of the Company representing twelve percent (11.91%) of the Company Capitalization.”

2.4.	New Section 3.3.3, new Section 3.3.4, and new Section 3.3.5 shall be added to the Agreement as follows:

“3.3.3	The term “Qualifying IPO” shall mean the closing of the first underwritten public offering of the Company’s Ordinary Shares to the general public pursuant to an effective registration statement under the U.S. Securities Act of 1933, and in connection with such offering, the Ordinary Shares of the Company are listed for trading on the NYSE, or NASDAQ

3.3.4	The term “Fully Diluted Basis” shall mean the sum of (a) the total number of the Company’s ordinary shares outstanding (assuming full conversion and exercise of all convertible or exercisable securities (including, without limitation, any preferred shares, other than the Loan Amount); plus (b) ordinary shares or other securities promised, granted or reserved for issuance to employees, consultants or directors pursuant to any share option plan, restricted option plan, or other share or option plan approved by the Board of Directors of the Company, with the exception of the Chairman of the Board Option Grant.

3.3.5	The term “Chairman of the Board Option Grant” shall mean the grant to the Chairman of the Board of 110,413 options (the “Options”) under the Company 2024 Share Option Plan (the “2024 Plan”) as approved by the Board on July 10, 2024, each Option exercisable for one Ordinary Share upon the payment of an exercise price equal to the Nominal Value each, equal to approximately nine and ninety eight percent (9.98)% of the total issued and outstanding share capital of the Company as of the date of grant thereof (the “Capital Percentage”). Subject to the approval of the general meeting of the shareholders of the Company, a detailed option agreement shall be entered into by and between the Company and Chairman of the Board setting forth the terms herein and other customary terms relating to option agreements. For the avoidance of doubt, it is hereby clarified that the Chairman shall not be diluted any lower than the Capital Percentage as result of any Qualifying event.

2.5.	The provisions of Section 6 of the Agreement shall be amended, such that at the end of Section 6 the following paragraph shall be added:

“The Additional Loan Amount shall be used by the Company in order to fund its activities towards a Qualyfing IPO.”

3.	Addendums to the Agreement.

3.1.	Additional Loan Amount.

3.1.1.	The participating Lenders identified in Schedule B attached hereto (each, a “Participating Lender” and collectively, the “Participating Lenders”) hereby agree to lend to the Company and the Company hereby borrows from the Participating Lenders an aggregate amount equal to the Additional Loan Amount. The allocation of the applicable portion of the Additional Loan Amount lent by each Participating Lender to the Company and borrowed by the Company from each Participating Lender (the “Participating Lender Additional Loan Amount”) is set forth in Schedule B attached hereto. The Additional Loan Amount shall bear, commencing as of July 1, 2024 and until the Maturity Date, an interest in the aggregate amount of USD 27,000 (the “Interest Amount”). Company shall pay the Participating Lenders an aggregate risk premium equal to US$ 340,000 (the “Risk Premium”) on a pro rata portion of each Participating Lender participation in the Additional Loan Amount as set forth in Schedule B attached hereto. The Additional Loan Amount, the Interest Amount, and the Risk Premium together, (the “Outstanding Debt”). The Parties hereby (i) agree that (A) Mr. Israel Trau I.D. No. 053641775 (“Mr. Trau”) shall provide the relevant Participating Lender Additional Amount in lieu of Yad-Am Trust (2011) Ltd. by virtue of Mr. Trau being one of the beneficiaries of such trust entity; and Mr. Oren Traistman I.D. No. 027921527 (“Mr. Traistman”) shall provide the relevant Participating Lender Additional Amount in lieu of Traistman Radechievski Ltd. by virtue of Mr. Traistman being one of the major shareholders of such entity, and (ii) acknowledge Mr. Pini Ben Elazar undertaking to make available to the Company a Participating Lender Additional Amount equal to USD 52,500 (the “New Lender Amount”) not later than the Target Date (as defined below) by introducing to the transaction subject to this Agreement a new lender (the “New Lender”).

3.1.2.	Within fourteen (14) days from the Effective Date, each of Participating Lenders will transfer his/its applicable portion of the Loan Additional to the Company’s bank account provided however that the New Lender may provide his/its Participating Lender Additional Loan Amount within sixty (60) days thereafter (the “Target Date”).

3.1.3.	Each of the non-participating Lenders identified in Schedule C attached hereto (each, a “Non-Participating Lender” and collectively, the “Non-Participating Lenders”) hereby, by adding its signature below, irrevocably and unconditionally, waive any and all rights of participation or similar or other rights, such Non-Participating Lender may have under (i) the Agreement; (ii) any other agreement, document or instrument with the Company, (iii) any other understanding with the Company; or (iv) any applicable law or otherwise, in connection with the provision of the Additional Loan Amount and/or any part thereof to the Company.

4.	Entire Agreement.

4.1.	This Addendum and the Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof.

4.2.	In the event of an inconsistency between the terms and conditions contained herein and the terms and conditions contained in the Agreement, the terms and conditions contained herein shall prevail.

4.3.	This Addendum may be signed in counterparts, by facsimile or otherwise, each deemed an original and all of which together will constitute one and the same instrument.

[Company Signature Page. Addendum to Loan Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Company

Name and title:	Ehud Geller, Chairman

Date:

Signature	/s/ Ehud Geller

[Lender Signature Page. Addendum to Loan Agreement]

Participating Lender

Name and title:

Date:

Signature

Schedule A

Lender Name	Agreement Signing Date	Loan Amount (USD)
Enrique Derzavich	March 29, 2020	100,000
Traistman Radechievski LTD	March 29, 2020	100,000
Gilat Management Services LTD	March 30, 2020	100,000
Capital Point LTD	August 6, 2020	100,000
Medlant Biotechs Ltd.	November, 2, 2020	100,000
Yad-Am Trust (2011) Ltd.*	February 2, 2021	100,000
Guy Bibi	May 11, 2021	100,000
Yaron Masliah	May 11, 2021	100,000
Pini Ben Elazar	July, 20, 2021	100,000
Total		900,000

*	The Assignee in that certain Assignment Agreement dated June 30, 2022 from MATAG Investments Ltd.

Schedule B

Lender Name	Additional Loan Amount	Risk Premium Portion
Enrique Derzavich	75,000	56,667
Oren Traistman	75,000	56,667
Medlant Biotechs Ltd.	100,500	75,933
Israel Trau	60,000	45,333
Yaron Masliah	37,500	28,333
Pini Ben Elazar	49,500	37,400
Guy Bibi	37,500	28,333
Medlant Biotechs Ltd. (New Lender)	15,000	11,334
Total	450,000	340,000

Schedule C

Non-Participating Lender

Gilat Management Services LTD

Capital Point LTD